SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

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         or Rule 14a-12

                         ADT LIMITED
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                (Name of Registrant as Specified In Its Charter)

                    WESTERN RESOURCES, INC.
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                   (Name of Person(s) Filing Proxy Statement)

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The following news release / employee update was issued by Western Resources,
Inc. on February 19, 1997:


                       WESTERN RESOURCES FILES REQUEST
                             TO EXPEDITE HEARING
                          TO INVALIDATE ADT WARRANT

        TOPEKA, Kansas, February 19, 1997 (1:30 p.m. CST) -- Western Resources (NYSE:WR) today said it filed a request to expedite a hearing with the U.S. District Court for the Southern District of Florida to invalidate the warrant that ADT Ltd (NYSE:ADT) granted to Republic Industries last July to purchase ADT shares as part of a failed merger proposal.
        Last week, ADT took action -- the filing of a shelf registration statement with the Securities and Exchange Commission for sufficient shares to cover the warrant (15 million shares) -- which would permit Republic to exercise the warrant and sell the shares.
        If the Republic warrant is exercised and shares purchased under it are retained by Republic, ADT's chairman, Michael Ashcroft, has a proxy to vote those shares for two years.
        "This appears to us to be another way in which ADT management is attempting to frustrate our offer to ADT shareowners," said John E. Hayes, Jr., Western Resources chairman of the board and chief executive officer. "We believe the warrant approved by the ADT board breaches their fiduciary duties and the proxy granted to Ashcroft to vote those shares improperly interferes with ADT's shareowners' rights to receive the immediate benefits our offer provides."
        According to Hayes, ADT Ltd. has announced its intention to sell its auto auction business, so Western Resources questions why ADT needs a dilutive infusion of equity at this time.
        "The shelf registration appears to us to be yet another example of ADT management entrenchment to circumvent Western Resources from acquiring ADT," said Hayes. "Although we certainly don't agree with ADT's issuance of the warrant, we continue to stand ready to meet with ADT executives and the board of directors to discuss the merits of our offer."



        Western Resources (NYSE: WR) is an energy and security company with total assets of more than $6 billion. Its utilities, KPL and KGE, operating in Kansas and Oklahoma, provide natural gas service to approximately 650,000 customers and electric service to approximately 600,000 customers. Through its unregulated subsidiaries, Westar Energy, Westar Security, Westar Capital, and The Wing Group, a full range of energy, security and related products and services are developed and marketed in the continental U.S., and offshore.
        For more information about Western Resources and its operating companies, visit us on the Internet at http://www.wstnres.com.



     COMMON SHARES OF ADT LIMITED ("ADT") HELD BY WESTAR CAPITAL, INC. ("WESTAR") AND CERTAIN DIRECTORS AND
     EXECUTIVE OFFICERS, EMPLOYEES AND OTHER REPRESENTATIVES, INCLUDING DIRECTOR NOMINEES, OF WESTERN RESOURCES, INC. ("WESTERN RESOURCES") AND WESTAR, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND ADT

        Western Resources and Westar may solicit proxies in order to replace the Board of Directors of ADT with their nominees, Steven L. Kitchen and Steven A. Millstein. The participants in this solicitation may include Western Resources and Westar, John E. Hayes, Jr. and David
     C. Wittig, each a director of Western Resources, and the following executive officers and employees of Western Resources or Westar
     (unless otherwise indicated, each is an executive officer or employee of Western Resources): Steven L. Kitchen (E.V.P. and C.F.O.), Carl M. Koupal, Jr. (E.V.P. and C.A.O.), John K. Rosenberg (E.V.P. and G.C.), Jerry D. Courington (Controller), James A. Martin (V.P.), Richard D. Terrill (Secretary), Steven A. Millstein (President, Westar Security), Michel' J. Philipp, Bruce A. Akin, Craig A. Weingartner, Lori A. Finney, Carolyn Starkey and Bruce Burns.
        Westar beneficially owns approximately 27% of the Common Shares of ADT all of which were purchased in privately negotiated and open market purchases during the last two years.
        Other than as set forth herein, as of the date of this news release either Western Resources or Westar nor any of their respective directors, executive officers, employees or other representatives, including director nominees, who may solicit proxies has any security holdings in ADT.
        Although Salomon Brothers Inc ("Salomon"), Bear Stearns & Co. Inc. ("Bear Stearns") and Chase Securities Inc. ("Chase"), financial advisors to Western Resources, and Barnes Associates, Inc. ("Barnes Associates") and Deloitte & Touche, consultants to Western Resources, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning them, Gregg S. Polle (Managing Director), Arthur H. Tildesley, Jr. (Director), Bill Murphy (Vice President) and Chad Rucker (an Associate), in each case of Salomon, Douglas T. Lake (Senior Managing Director), Rich Osler (Managing Director) and David F. Huff (Vice President), in each case of Bear Stearns, Mark Davis (Managing Director), John Bass (Vice President) and Andrew Quigley (Associate), in each case of Chase, Michael S. Barnes (President) and Mark Gronowski (Senior Vice President), in each case of Barnes Associates, and Tom Flaherty (National Partner) and Chris Bracken (Senior Consultant), in each case of Deloitte & Touche, may assist Western Resources and Westar in such a solicitation. Salomon, Bear Stearns and Chase engage in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their business, Salomon, Bear Stearns and Chase may trade securities of ADT for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Brothers Inc has advised Western Resources that as of December 13, 1996, Salomon held a short position with respect to 10,800 common shares of ADT, and beneficially owned Liquid Yield Option Notes of an affiliate of ADT exchangeable for 14,595 common shares of ADT. Bear Stearns and Chase have advised Western Resources that they have no beneficial ownership of securities of ADT or its affiliates.
        Except as disclosed above, to the knowledge of Western Resources and Westar, none of Western Resources or Westar, or their respective directors, executive officers, employees or other representatives, including director nominees, named above has any interest, direct or indirect, by security holdings or otherwise, in ADT.
        This news release neither an offer nor an exchange nor a solicitation of an offer to exchange shares of common stock of ADT Limited. A registration statement relating to the Western Resources securities referred to in this news release has been filed with the Securities and Exchange Commission but has not yet become effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.